Exhibit 10.41

                           AMENDMENT NO. 1 TO WARRANT

      Amendment No. 1 dated April 17, 2000 to the Warrant (the "Warrant") dated as of the 23rd day of November, 1999 by and between Urban Cool Network, Inc. (the "Company") and The Elite Funding Group, Inc. (the "Holder").

                               W I T N E S S E T H

      WHEREAS, the parties hereto hereby agree that it would be in their mutual best interest to amend the Warrant in the manner set forth herein;

      NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Warrant is amended as follows:

            I. Modifications.

                  A. Section 3.2(a) of the Warrant is hereby deleted in its entirety.

                  B. Section 3.2(b) of the Warrant is hereby deleted in its entirety and amended to read as follows:

                  At any time during the five-year period commencing on the earlier of (i) ten months after the consummation of an initial public offering of the Company's securities or (ii) the waiver or the relaxation of the restrictions imposed by The American Stock Exchange of a lock-up agreement for a period of 12 months, the Holder as represented by Mark Herskowitz or Robert Herskowitz shall have the right (which right is in addition to the registration rights under Section 3.3 hereof), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion at the Company's expense, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company, and counsel for the Holder, if any, and the Holder, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Holder's Shares for nine (9) consecutive months. Upon notice from the Holder, the Company will use its best efforts to file a registration statement at the earliest possible time which shall, in any event, not be later than 30 days from the demand therefor.

            II. Confirmation. Except as expressly specified herein, all other terms, conditions and provisions of the Warrant are hereby confirmed and shall remain in full force and effect without modification.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                                   URBAN COOL NETWORK, INC.

                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:

                                                   THE ELITE FUNDING GROUP, INC.

                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title: